Exhibit 99.1

March 30, 2004

JPMorgan Chase Bank
4 New York Plaza
6th Floor
New York, NY 10004

Attention: Joshua Safchik

   Institutional Trust Services Structured Finance

     Pursuant to Section 3.9 of the Indenture, dated as of September 25, 2003, (Indenture”), between GE COMMERCIAL EQUIPMENT FINANCING, LLC, Series 2003-1 (the “Company”) and JPMORGAN CHASE BANK, as Indenture Trustee, the undersigned hereby certify that:

   (i) a review of the activities of the Company during the previous fiscal year and of performance under the Indenture has been made under the supervision of the undersigned; and

   (ii) to the best knowledge of the undersigned, based on such review, the Company has complied with all conditions and covenants under the Indenture throughout such year.

GE COMMERCIAL EQUIPMENT FINANCING LLC, SERIES 2003-1

By: CEF Equipment Holding, L.L.C. its Managing Member

By:	/s/ Michael Cipolla

Name: Michael Cipolla Title: Vice President and Principal Servicing Officer

Exhibit 99.1

March 30, 2004

GE Commercial Equipment Financing LLC, Series 2003-1
44 Old Ridgebury Road
Danbury, Connecticut 06810

Attention: Capital Markets Operations

     Pursuant to Section 2.8 of the Servicing Agreement, dated as of September 25, 2003, (“Agreement”), between GE Commercial Equipment Financing, LLC, Series 2003-1 and General Electric Capital Corporation, as Servicer, the undersigned hereby certify that:

     (i) a review of the activities of the Servicer since the Cut-Off Date and of its performance under the Servicing Agreement has been made under the supervision of the undersigned; and

     (ii) to the best knowledge of the undersigned, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement throughout such period.

GENERAL ELECTRIC CAPITAL CORPORATION

	By:	/s/ Michael Cipolla

Name: Michael Cipolla Title: Principal Servicing Officer
JPMorgan Chase Bank